Exhibit 23.2

Pinaki & Associates LLC.

Certified Public Accountants

______________________________________________________________________________

Board of Directors

WWA Group, Inc.

Austin, Texas

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our audit report dated February 3, 2012, on the financial statements of WWA Group, Inc. as of December 31, 2010, for the filing with and attachment to the Form S-8.

/s/ Pinaki & Associates LLC.

Pinaki & Associates LLC.

Certified Public Accountants

Hayward, CA

March 5, 2012